EXHIBIT 99.1

    ITALK SIGNS LETTER OF INTENT TO ACQUIRE GLOBAL TELECOM SERVICES PROVIDER,
                             GLOBAL TELELINKS INC.

FT. LAUDERDALE, Fla., May 15, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) ("iTalk" or the "Company"), a global provider of advanced communications and mobile broadband services, is pleased to announce that it has signed a Letter of Intent to acquire the assets and business of Global Telelinks, Inc. ("Global Telelinks"), an established 10-year-old international telecommunications company. Global Telelinks provides Super Mobile Service and Unified Communications Tools to individual and corporate customers in 36 countries.

"The Global Telelinks transaction is another excellent example of our targeted subscriber based growth strategy that focuses on the acquisition of complimentary revenue generating business that allow iTalk to immediately expand its product offerings and customer base," commented David F. Levy, Chief Executive Officer of iTalk Inc. "We believe that acquiring synergistic telecom companies with strong customer bases will provide iTalk with significant leverage to market its premier products to a larger audience while simultaneously increasing core revenues and shareholder value."

During the past 10 years, Global Telelinks has served over 1,000,000 customers, and once acquired is expected to add approximately $2.5 million in annual revenue to the company. The Company intends to leverage Global Telelinks' 35,000 current customers and over 1,000,000 prior customers to grow the business and expand distribution of the growing list of complimentary iTalk products.

This potential acquisition remains subject to, among other things, iTalk Inc. and Global Telelinks, Inc. completing customary pre-closing due diligence and entering into a Definitive Agreement. The Definitive Agreement is expected to be signed by all parties on or before the end of June 15th, 2013. There can be no assurance that any transaction will be completed as proposed or at all.

ABOUT GLOBAL TELELINKS, INC.

Global Telelinks (www.globaltelelinks.net) is an established 10-year-old international telecommunications company with a presence in over 36 countries providing several telecom solutions at the enterprise and retail level serving more than 1 million satisfied customers for over 10 years. Global Telelinks products offerings include;

- WhizMeeting: Unified conferencing solution
- WhizExpress: International roaming solution for voice
- Auto attendant: Virtual office phone and fax number solution
- Long distance prepaid international calling cards
- Complete VoIP telephony - Call-center solutions

ABOUT ITALK

At iTalk, we are a mobile communications company using innovative and disruptive technologies to offer consumers a high quality cellular alternative while severely undercutting all major national carriers. Our lead product is the iTalk Sleeve, which when combined with an iPod Touch, our iTalk mobile app, and our aggressive pricing plans, provides consumers with a No Contract, High Voice Quality, and Lowest Price in the industry alternative to traditional cellular coverage. We will continue to search out and develop innovate products and services that will reduce consumers monthly voice and data charges while providing them with additional functionality. Through our access to an extensive network, we are able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.
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For further information regarding iTalk Inc., contact:

ITALK INC. - INVESTOR RELATIONS DEPT.
(888) 663-9925 (Toll-free)
E-mail: investor@italkmobility.com
Website: www.italkmobility.com

DISCLAIMER/SAFE HARBOR: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995.
 The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.